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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 23, 2015

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 8.01	Other Events.

Although we held our 2014 Annual Meeting of Stockholders on August 11, 2014, we propose to hold our 2015 Annual Meeting of Stockholders earlier in the calendar this year, on May 11, 2015. In light of the foregoing and in accordance with Rules 14a-5(f) and 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended, we will continue to consider stockholder proposals submitted in connection with our 2015 Annual Meeting to have been submitted in a timely fashion if such proposals are received by us at our principal offices at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, addressed to the attention of the Corporate Secretary, no later than March 3, 2015 (the date we set in our proxy statement last year).

We expect to mail our Notice of Internet Availability of Proxy Materials in respect of our 2015 Annual Meeting on or about March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Steven Esses
Name:	Steven Esses
Title:	President and CEO
Dated:  February 23, 2015